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                                                                   Exhibit 10.11

                          First Amendment and Waiver to

                                    WARRANTS

                           to Purchase Common Stock of

                         International Travel CD's, Inc.
                            (a Colorado Corporation)

                          Expiring on January 16, 2008

Warrant No. 2003-2

To reflect the reduction of the Exercise Price and to memorialize the prior agreements of the parties, this Warrant is hereby amended as follows:

The introductory paragraph is hereby replaced as follows:

This Common Stock Purchase Warrant (the "Warrant") certifies that for value received, Trident Growth Fund, L.P. (the "Holder") or its assigns, is entitled to subscribe for and purchase from the Company (as hereinafter defined), in whole or in part, 25,000 shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an initial Exercise Price (as hereinafter defined) per share of $.25, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The number of Warrants (as hereinafter defined), the number of shares of Common Stock purchasable hereunder, and the Exercise Price therefore are subject to adjustment as hereinafter set forth. These Warrants and all rights hereunder shall expire at 5:00 p.m., Houston, Texas time, January 16, 2008.

All other provision not superficially modified herein are in full force and effect.

Holder acknowledges that the Anti-Dilution provisions set forth in Article IV of the Warrant are not triggered by the conversion of that certain 14% Secured Convertible Promissory Note dated September 17, 2002 in the principal amount of $550,000 registered in the name of Holder (the "September Note") or that certain 9% Secured Convertible Promissory Note dated January 16, 2003 in the principal amount of $400,000 registered in the name of Holder (the "January Note" and together with the September Note, the "Notes") and hereby waives application of
Article IV of the Warrant and any other provision of the Warrant which would operate to adjust the Exercise Price or the number of shares issued upon exercise of this Warrant as a result of the conversion of the Notes or require any prior notice to Holder of such conversions.




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For good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Holder and the Company have executed this Amendment and Waiver by its duly authorized signatories this 9th day of September 2003.


                                            International Travel CD's, Inc.


                                            By:  /s/ Mark A. Bush
                                                 -------------------------------
                                                 Name:  Mark A. Bush
                                                 Title:  President


                                            Trident Growth Fund, L.P.

                                            By: Trident Management, LLC, its
                                                general partner

                                            By:  /s/ Scotty Cook
                                                 -------------------------------
                                                 Name:  Scotty Cook
                                                 Title:  Authorized Member